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                   FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of this 30th day of July, 1997, is by and among EQUITY COMPRESSION SERVICES CORPORATION, an Oklahoma corporation (the "Parent"), OEC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), OUACHITA ENERGY CORPORATION, a Louisiana corporation (the "Company") and DENNIS W. ESTIS (the "Shareholder"). The Parent, the Merger Sub, the Company and the Shareholder are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

                                 W I T N E S S E T H

    WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger dated as of May 15, 1997 (the "Merger Agreement"); and

    WHEREAS, the Parties now desire to amend the Merger Agreement as set forth herein;

    NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties, intending to be legally bound, hereto agree as follows:

1.  DEFINED TERMS; CONTROLLING AGREEMENT.

    1.01 DEFINED TERMS. Unless defined herein or unless the context clearly indicates to the contrary, all defined or capitalized terms contained in the Merger Agreement shall have the same meaning in this Amendment as in the Merger Agreement.

    1.02 CONTROLLING AGREEMENT. Unless specifically modified or amended herein, the Merger Agreement shall remain in full force and effect. In the event of any inconsistency between this Amendment and the Merger Agreement, the terms of this Amendment shall control.

2.  MODIFICATIONS TO THE MERGER AGREEMENT.   The Parties agree that the
Closing Date shall be August 1, 1997 of such other date as the Parties shall agree, and the outside date for the Closing set forth in Section 9.1(B) shall be August 15, 1997.

3.  MISCELLANEOUS.

    3.01 EXCLUSIVE AGREEMENT. The Merger Agreement, as amended by this Amendment, together with the Asset Purchase Agreement, the Exhibits, the Confidentiality Agreement, the Indemnification Agreement and any schedules or agreements delivered in connection with the Merger Agreement or the consummation of the Merger supersedes all prior agreements among the Parties (written or oral)

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and is intended as a complete and exclusive statement of the terms of the agreements among the Parties.

    3.02 CHOICE OF LAW; HEADING. This Amendment shall be governed by the internal laws of the State of Texas. The captions or headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning and interpretation of this Amendment.

    3.03 COUNTERPARTS. This Amendment may be executed in a ny number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                  EQUITY COMPRESSION SERVICES CORPORATION

                                  By:  _____________________
                                  Name:  ___________________
                                  Title:  __________________


                                  OEC ACQUISITION CORPORATION

                                  By:  _____________________
                                  Name:  ___________________
                                  Title:  __________________

                                  OUACHITA ENERGY CORPORATION

                                  By:  _____________________
                                  Name:  ___________________
                                  Title:  __________________

                                  __________________________
                                  DENNIS W. ESTIS

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